Exhibit 99.1

PROTECTIVE LIFE CORPORATION

CORPORATE GOVERNANCE GUIDELINES

(Revised May 6, 2013)

I.                                        Protective Life Corporation - Statement of Purpose.  Protective Life Corporation (“Protective” or the “Company”) provides financial security through insurance and investment products.  Our purpose is to enhance the quality of life of our customers, our share owners, and our people.  We hold to three preeminent values — quality, serving people, and growth — which by tradition and choice transcend all others.  These are the foundation of our aspirations, our plans, our best energies, and our life together in this Company.

In keeping with the Company’s values, the following guidelines have been adopted by the Board of Directors and, along with the charters of the Board Committees, provide the general framework for the governance of the Company.

II.                                   The Board of Directors.

A.                                    Statement of Responsibilities.  The Board of Directors guides and oversees the business and affairs of Protective, monitors the performance of management, and is responsible for the general corporate health and well-being of the Company.  Protective’s business is conducted by its employees, managers, and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board.  In accordance with corporate governance principles, the Board does not generally involve itself in day-to-day operations but, rather, monitors the Company’s business on behalf of Protective’s share owners.  In addition to its general oversight of management, the Board also performs a number of specific functions, including:

a.              Selecting, evaluating and compensating the CEO and overseeing CEO and senior officer succession planning;

b.              Providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

c.               Reviewing and monitoring fundamental financial and business strategies and approving major corporate actions;

d.              Assessing major risks facing the Company and reviewing options for their mitigation; and

e.               Ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

To assist in carrying out its duties and responsibilities, the Board of Directors has an Audit Committee, Finance and Investments Committee, Compensation and Management Succession Committee, and Corporate Governance and Nominating Committee, each composed of members of the Board.  Each of the committees reports its actions to the Board.  The current charters of these committees are published on Protective’s website, www.protective.com.

Directors are expected to attend the annual meeting of share owners.  Directors are expected to attend all meetings of the Board and of the committees on which they serve and to devote the time and effort necessary to fulfill their responsibilities.  Directors will be provided with information important to their understanding of issues to come before the Board or committee in advance of the meetings, and directors are expected to review these materials before the meetings.  Directors are expected to preserve the confidentiality of confidential material given or presented to the Board.

An executive session at which only directors are present is scheduled and will be held immediately following each regularly scheduled Board meeting.  In addition, an executive session at which only independent directors are present is scheduled and will be held immediately following each regularly scheduled Board meeting.  The independent directors’ executive sessions are chaired by the Lead Director, who is an independent director and who is Chairman of the Corporate Governance and Nominating Committee.  The Lead Director also acts as a liaison between the independent directors and the Company’s management.

Directors are expected to disclose to other directors any potential conflicts of interest they may have with respect to any matters under discussion, and, if appropriate, refrain from voting on a matter in which they may have a conflict.

Non-management directors shall advise the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee promptly upon accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company of which such director is a member.  Directors who are part of management shall advise and receive the approval of the Board of Directors prior to accepting any such directorship.

B.                                    Director Qualification Standards.  Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the share owners.  They should also have an inquisitive and objective perspective, practical wisdom and mature judgment.

1.                                      Independence.  A majority of the directors are independent directors, as defined under New York Stock Exchange (NYSE) rules and as determined by the Board in accordance with the categorical standards set forth in Exhibit A to these Guidelines.  No director will be deemed independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, directly or as an officer, share owner or partner of an organization that has a relationship with the Company.  The Board will observe all additional criteria for independence established by the New York Stock Exchange or other governing laws and regulations, and will evaluate any other information that the Board has that may impact independence, including a review of employment, directorships, business and family relationships, interlocking directorships, and charitable and civic organizations.

In addition, all members of the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee are independent under the requirements of applicable laws and the listing standards.

2.                                      Election of Directors.  All directors are elected each year by the share owners at the annual meeting of share owners.  The Board of Directors proposes a slate of nominees to the share owners for election to the Board.

The Corporate Governance and Nominating Committee is charged with identifying candidates for director, evaluating their qualification and recommending to the Board of Directors a slate of nominees.  Directors who are part of management do not take part in this process until after the Corporate Governance and Nominating Committee has determined to recommend a candidate to the Board; after such time, directors who are part of management are expected to participate in discussions and voting.

Share owners may propose nominees for consideration by the Corporate Governance and Nominating Committee by submitting information to:  Corporate Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202.  The details for share owner proposals for director nominees are set out in our Bylaws, a copy of which may be obtained from the Corporate Secretary, and are summarized in our most recent annual proxy statement, which can be accessed through the Company’s website, www.protective.com.

The Board determines the number of directors on the Board.  Between annual share owner meetings, the Board may elect directors to serve until the next annual share owners meeting.  The Company’s directors are identified on the Company’s website, www.protective.com.

3.                                      Reelection, Retirement, and Resignation of Directors.  Recognizing the value of continuity of directors who have experience with the Company, the Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate.  The Board self-evaluation process described below is an important determinant for Board tenure.

Any non-management director, and any director who is or has been the CEO of the Company, will be eligible for election until he or she reaches his or her 72nd birthday but not thereafter.  No other management director is eligible for election after his or her retirement from full-time employment with the Company or any of its subsidiaries.

Any non-management director who ceases to hold the same or higher position with the business or professional organization with which he or she was associated when first elected a director is automatically deemed to have offered his or her resignation as a director of the Company.  The Corporate Governance and Nominating Committee will review and make a recommendation to the Board of Directors with respect to such resignation.  If the offer to resign is accepted by the Board, it will be effective as of the next annual meeting of share owners.

Any director who is unable or unwilling to fulfill the duties of a director is expected to tender his or her resignation.

III.                              Director Access to Management and Independent Advisors.  Directors have free access to members of management, including but not limited to in-house counsel and internal audit and accounting personnel, as well as to the independent auditors.  Any meetings or contact that a director wishes to initiate may be arranged through the CEO, or the director may directly arrange for the desired meetings.  The Board of Directors and its committees have the authority to hire independent outside financial, legal or other advisors at the Company’s expense as they deem necessary.

The Board welcomes the regular attendance at Board meetings of non-Board members who are in the most senior management positions in the Company.

IV.                               Director Compensation.  Only non-management directors are compensated for their service as directors.  Their compensation is intended to be sufficient to attract qualified candidates.  Director compensation is a combination of cash and stock-based compensation.  Some or all of the compensation may be deferred under the Protective Life Corporation Deferred Compensation Plan for Directors Who Are Not Employees of the Company.  Directors are paid an annual Board membership retainer and receive fees for attendance at Board and committee meetings.  The Company does not have a retirement program for directors.  Director compensation is reviewed by the Board of Directors from time to time.  The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board concerning director compensation.

V.                                    Loans to Directors and Executive Officers.  The Company will not make any personal loans to its directors or executive officers.

VI.                               Director Orientation and Continuing Education.  All new directors participate in the Company’s orientation initiatives as soon as practicable after the meeting at which they are elected.  The initiatives include presentations by senior management and outside advisors as appropriate to familiarize new directors with the Company’s business, its strategic plans, its significant financial, accounting, and risk management issues, and its compliance programs, as well as their fiduciary duties and responsibilities as directors.  All other directors will be informed of, and are welcome to attend, any orientation initiatives.

The Board of Directors periodically receives presentations at Board meetings relating to the Company’s business and operations, its compliance programs and any significant financial, accounting, litigation and risk management information and issues, as well as any other matters of interest to the Board.  Additionally, directors will be offered the opportunity (but will not be required) to participate in director education programs and director institutes offered by third parties.  They also have the opportunity to participate in conventions and other meetings of the Company’s sales force.

VII.                          Stock Ownership by Non-Employee Directors and Executive Officers.  Directors currently receive a significant portion of their Board retainer in Protective stock.  Directors are expected to own an amount of stock of the Company (or stock equivalents held under a Company deferred compensation plan) equal to the greater of: (a) the aggregate number of shares received under an equity compensation plan by a director who served during the preceding three years or (b) shares having a market value as of the annual shareholder’s meeting equal to three times the directors’ annual retainer.  If a director does not own such an amount at the time of election or otherwise, the director will retain shares of stock until the requirement is met; directors are not expected to purchase shares to fulfill this obligation.  Additionally, each director shall retain, for a period of not less than three years, any stock granted to the director as compensation.

A substantial portion of executive officer compensation is long term incentive compensation and is payable in the form of Company stock.  In general, executive officers may not dispose of such stock or stock equivalents unless, both before and after such disposition, they hold Protective stock or stock equivalents valued at a certain minimum multiple of their salary, with such multiple based on their office held; however, an executive officer may be allowed, with the permission of the CEO (or as to the CEO, with the permission of the Chair of the Compensation and Management Succession Committee) to liquidate portions of his or her holdings to meet out-of-the-ordinary financial needs or to diversify in anticipation of retirement.  The Compensation and Management Succession Committee reviews stock ownership guidelines for executive officers from time to time.  Before an executive officer or director purchases or sells any stock, or exercises any stock appreciation rights, of the Company, the officer or director will consult with the Legal Department of the Company and obtain clearance.

VIII.                     Management Evaluation and Succession.

A.                                    Performance Evaluation.  The Compensation and Management Succession Committee of the Board of Directors sets annual performance goals for the CEO.  Each year the Compensation and Management Succession Committee assesses the performance of the CEO against these performance goals and establishes the CEO’s compensation based on this evaluation.  In determining the long-term incentive component of CEO compensation, the Committee considers the Company’s performance and relative share owner return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in prior years.

B.                                    Succession Planning.  The Compensation and Management Succession Committee is responsible for the succession planning for the position of CEO.  When it becomes necessary to appoint a new CEO, the Committee, in consultation with all non-management directors (and members of management as deemed appropriate), reviews and recommends candidates for approval by the full Board of Directors.

The Board of Directors establishes and reviews such formal or informal policies and procedures, consulting with the Compensation and Management Succession Committee, the CEO, and others, as it considers appropriate regarding succession to the CEO in the event of an emergency.

The Compensation and Management Succession Committee is responsible for discussing with the CEO succession planning for senior officers.

C.                                    Chairman and CEO Positions.  The Board of Directors has the discretion to determine, from time to time, how to configure the leadership of the Board and the Company in the way that best serves the Company.  The Board reserves the right to vest the responsibilities of Chairman of the Board and CEO in the same individual.  The Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and CEO.  The Board has designated the Chairman of the Corporate Governance and Nominating Committee to serve as Lead Director at meetings of the non-management directors or any other meeting at which the Chairman of the Board is not present.

IX.                              Annual Evaluations.

A.                                    Review of Board’s Functions and Procedures.  The Corporate Governance and Nominating Committee is responsible for reviewing with the Board of Directors, on an annual basis, the functions and procedures of the Board and its committees and for making recommendations to the Board concerning same.  This assessment includes recommendations to the Board regarding the composition of the Board, including such matters as the size of the Board of Directors, the mix of management and non-management directors, and the qualifications desirable in nominees for Board membership.  In addition to board composition, the Corporate Governance and Nominating Committee monitors both the effectiveness of the meetings of the Board and the quality of the management reports to the Board and, as appropriate, recommends to the Board and to management actions designed to improve meetings of the Board.

B.                                    Committee Evaluations.  The Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Management Succession Committee each perform an annual review of such committee’s performance, including a review of the committee’s compliance with and the adequacy of its Charter.  The Audit Committee and Compensation and Management Succession Committee report the results of their evaluations to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee conducts an annual performance evaluation of the Finance and Investment Committee, including a review of the committee’s compliance with and the adequacy of its Charter.

C.                                    Board Self-Evaluation.  The Corporate Governance and Nominating Committee of the Board will lead the Board in an annual self-evaluation process to determine whether the Board and its committees are functioning effectively.  The Corporate Governance and Nominating Committee is responsible for receiving self-evaluation reports from the committees and comments from the Board, reviewing them and reporting annually to the Board an assessment of the performance of the Board and its committees.  The Board will discuss the evaluation presentation annually and will take action as deemed appropriate.

X.                                   Guidelines for Business Conduct / Conflicts of Interest / Applicable Laws / Related Party Transactions.  The Company has adopted a Code of Business Conduct, which may be updated from time to time as appropriate.  This Code applies to directors, officers and employees of the Company and its subsidiaries and contains a code of ethics for the CEO and senior financial officers, as required by the listing requirements of the New York Stock Exchange and applicable laws.  The Code contains a method by which interested parties may communicate directly with the Chairman of the Audit Committee, including provision for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  The Audit Committee monitors the administration of this Code.

In addition, officers, directors and certain employees are required to disclose to the Company on a current basis, as well as certifying to the Company on an annual basis, any matter that could constitute a conflict of interest.  These disclosures are reviewed and, if appropriate, action is taken.  The Audit Committee monitors this process.

All employees, officers and directors are expected to know the laws applicable to their duties.  The Company provides training with respect to these duties and maintains a system of compliance controls designed to promote compliance with these duties.  The Audit Committee monitors the operation of these controls.

Any relationships or transactions between any director and the Company or its affiliates that might be considered related party transactions are brought to the attention of the Legal Department for evaluation.  If the Legal Department determines that the transaction or relationship is of sufficient size or content to require disclosure under the SEC rules, and management wishes to proceed with such a transaction, the transaction is directed to the Chairman of the Corporate Governance and Nominating Committee for further review and action.  Any transactions deemed by the Legal Department not to be of sufficient size or content to require disclosure would be disclosed to the Corporate Governance and Nominating Committee and the Board as part of the annual independence determination.

XI.                              Communication with Board.  Share owners and other interested parties may send communications to the Board of Directors, the Lead Director, the non-management directors as a group or any specific director by mailing the communication to the Board of Directors, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35282-9887.  The Company’s Secretary will forward the correspondence to the Chairman of the Corporate Governance and Nominating Committee unless it is addressed to an individual director or the Lead Director, in which case the correspondence will be forwarded accordingly.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, and surveys.

XII.                         Policy on Rights Plans.  Some companies adopt a share owner rights plan to provide an opportunity for negotiation during a hostile takeover attempt.  The Board has adopted a statement of policy that it reserves the right to institute a rights plan if it determined, in the exercise of its fiduciary duties, that such action would be in the best interest of the Company’s share owners.

XIII.                    Revisions to these Corporate Governance Guidelines.  The Corporate Governance and Nominating Committee will review these Corporate Governance Guidelines periodically and will recommend to the Board of Directors such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively.

EXHIBIT A

PROTECTIVE LIFE CORPORATION

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

(Revised September 11, 2008)

Our Corporate Governance Guidelines provide that a majority of our directors must meet the criteria for independence as required by the New York Stock Exchange listing standards.  The Board reviews the independence of the directors at least annually.  In making independence determinations, the Board must determine that the director has no material relationship with the Company.  A director will not be deemed independent if:

•                  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•                  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•                  (1) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (4) the director or an immediate family member was within the last three years  a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•                  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•                  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board has determined that the following categories do not, viewed in isolation, cause a director to be less than independent and, thus, a director’s independence will not be considered impaired solely because:

•                  a family member of the director (other than a spouse, son, daughter, son-in-law or daughter-in-law) is, or has been within the last three years, a Company employee, if such employee is neither an executive officer of the Company nor an officer with a policy-making role;

•                  an immediate family member of the director:  (a) is a current employee of a firm that is the Company’s internal or external auditor, if the immediate family member does not participate in the firm’s audit, assurance or tax compliance practice; or (b) is a partner, member or principal of a law firm or other firm that provides non-accounting professional services, if the immediate family member neither derives income directly dependent on the revenues received from the Company nor performs significant work for the Company;

•                  the director or an immediate family member is an officer or director of another company or an organization on whose board any of the Company’s present executive officers or other directors sit;

•                  the director is a current employee, or an immediate family member is a current executive officer or other employee, of another company that:  (a) does business with the Company, and the annual sales to, or purchases from, the Company in any of the last three fiscal years were less than 2% of such other company’s consolidated gross revenues; or (b) is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of such other company’s total consolidated assets; or

•                  the director or an immediate family member is an executive officer, director or trustee of a foundation, university or other nonprofit organization that has received from the Company (including its foundation), during any of the last three fiscal years, contributions in an amount which did not exceed the greater of $1 million or 25% of that organization’s annual consolidated gross revenue during that organization’s fiscal year.

In determining a director’s independence, the Board will also observe any other laws and regulations governing the Company and will evaluate any other information that the Board has that may impact independence, which may include commercial, industrial, banking, consulting, legal, accounting, civic, charitable and familial relationships.